Exhibit 99

News Announcement	For Immediate Release

REX AMERICAN RESOURCES’ Q3 DILUTED EPS RISE TO $0.44
FROM $0.24 ON 14% REVENUE INCREASE TO $70.3 MILLION

- Q3 ‘10 Financial Growth Reflects REX’s Expanded Ethanol Production
Interests, Improved Volumes and Pricing -

- Repurchased 225,387 Shares in Q3 ‘10 at Average Price of $14.88 -

Dayton, Ohio, (December 8, 2010) — REX American Resources Corporation (NYSE: REX) today announced financial results for its fiscal 2010 third quarter (“Q3 ‘10”) ended October 31, 2010.

REX’s Q3 ‘10 net sales and revenue rose 14% to $70.3 million from $61.7 million in Q3 ‘09. The increase is attributable to the continued growth and improved performance of the Company’s alternative energy segment, including ethanol volume and pricing increases related to year over year production efficiencies being achieved at One Earth Energy LLC (“One Earth”) which became fully operational in Q3 ‘09. REX recognizes results from its ethanol interests on a quarterly calendar basis, and as a result, REX’s Q3 ‘10 includes ethanol results from July 1, 2010 through September 30, 2010. REX’s Q3 ‘10 results primarily reflect its interests in seven ethanol production facilities (alternative energy segment). REX consolidates the revenue and results of Levelland Hockley County Ethanol and One Earth Energy facilities in which it is the majority owner. The remaining five facilities are reported as equity in income of unconsolidated ethanol affiliates.

REX’s Q3 ‘10 income from continuing operations before income taxes and non-controlling interests rose 83% to $6.9 million from $3.8 million in Q3 ‘09. Q3 ‘10 pre-tax income from continuing operations benefited from $3.7 million of equity in income of unconsolidated ethanol affiliates compared with $1.2 million in Q3 ‘09, an increase of over 200%. Q3 ‘10 pre-tax income from continuing operations is inclusive of other income of $0.1 million while the comparable year ago quarter included $0.8 million of other income. In addition, Q3 ‘10 pre-tax income from continuing operations reflects a $0.5 million loss on derivative financial instruments related to two interest rate swaps at One Earth compared to a $0.9 million loss in Q3 ‘09.

In the quarter ended October 31, 2010, income from continuing operations net of taxes and inclusive of non-controlling interests rose 66% to $4.4 million, or $0.36 per diluted share, compared with $2.7 million, or $0.17 per diluted share, in Q3 ‘09. Reflecting income and gains from discontinued operations totaling $0.7 million, or $0.08 per diluted share, REX’s Q3 ‘10 net income attributable to common shareholders rose 87% to $4.3 million, or $0.44 per diluted share. Net income attributable to common shareholders in Q3 ‘09 of $2.3 million, or $0.24 per diluted share, included income and gains from discontinued operations totaling $0.6 million, or $0.07 per diluted share.

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REX Reports Q3 Results, 12/8/10	page 2

Per share results are based on 9,682,000 and 9,464,000 diluted weighted average shares outstanding for the Q3 ‘10 and Q3 ‘09 quarters, respectively.

REX repurchased 225,387 shares of its common stock in open market transactions in Q3 ‘10 at an average price of $14.88. In October, REX’s Board of Directors increased the Company’s share repurchase authorization by an additional 500,000 shares. REX is presently authorized to repurchase up to 568,044 shares of common stock.

At October 31, 2010, REX had cash and cash equivalents of $87.6 million, $73.4 million of which was cash at the parent company and approximately $14.2 million of which was cash at consolidated ethanol production facilities. This compares with cash and cash equivalents of $100.4 million at January 31, 2010, comprised of $82.5 million of cash at the parent company and $17.9 million of cash at consolidated ethanol production facilities. The decrease in cash reflects fiscal 2010 share repurchases totaling $6.7 million and ethanol investments totaling $9.2 million in the fiscal year to date period.

Stuart Rose, Chairman and Chief Executive Officer commented, “REX’s Q3 financial growth reflects our expanded portfolio of ethanol production facilities including the acquisition on July 1 of a 48% equity ownership interest in NuGen Energy which operates a nameplate 100 million gallon, ethanol plant in Marion, South Dakota, and production efficiencies being achieved at One Earth Energy which was in the early stages of production in Q3 ‘09. One Earth is a nameplate 100 million gallon ethanol plant in Gibson City, Illinois in which REX has a 74% interest. In addition to higher volumes, the increase in Q3 ‘10 net sales and revenue reflects higher average ethanol and dried distiller grain prices, which more than offset a decline in wet distiller grain pricing. The increase in Q3 ‘10 alternative energy segment profits reflects the higher net sales and revenue which more than offset increases in grain and natural gas prices.

“While the growth of our alternative energy segment has been impressive, the elimination or reduction of ethanol industry tax incentives such as the VEETC, or blender’s credit available to gasoline refiners and blenders, which is unless extended, set to expire on December 31, 2010, could impact demand and therefore our future operating performance.

“Importantly, REX remains very well positioned from a balance sheet standpoint as we have $73.4 million of cash at the parent company level, in addition to significant real estate assets that we plan to monetize on an opportunistic basis. We look to deploy this capital in attractively valued renewable resource or industrial project opportunities as well as in the repurchase of additional shares at prices below book value as market opportunities permit.”

Real Estate Assets

At October 31, 2010, REX had lease agreements, as landlord for all or parts of 15 former retail store locations (including six temporary seasonal leases). REX also has 19 former retail stores that were vacant at October 31, 2010 which it is marketing to lease or sell. In addition, one former distribution center is partially leased, partially occupied by the REX corporate office and partially vacant. The Q3 ‘10 real estate revenue reflects rental income derived from these sites.

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REX Reports Q3 Results, 12/8/10	page 3

REX exited its retail operations in fiscal 2009, and the retail operations results are classified as discontinued operations. Certain amounts differ from those previously reported as a result of retail operations and certain sold real estate assets being reclassified as discontinued operations.

The table below summarizes net sales and revenue from REX’s alternative energy and real estate segments and income (loss) from continuing operations for the three- and nine-month periods ended October 31, 2010 and October 31, 2009.

($ in thousands)	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009

Net sales and revenue:
Alternative energy (1)	$69,974	$61,368	$205,797	$92,296
Real estate	369	311	941	765

Total net sales and revenues	$70,343	$61,679	$206,738	$93,061

Segment profit (loss):
Alternative energy segment profit (1)	$7,929	$4,569	$18,599	$2,222
Real estate segment (loss)	(392)	(54)	(896)	(11)
Corporate expense	(605)	(740)	(2,099)	(1,592)
Interest expense	(81)	(60)	(231)	(192)
Investment income	86	82	355	230

Income from continuing operations before income taxes and noncontrolling interests	$6,937	$3,797	$15,728	$657

(1)	Includes results attributable to non-controlling interests of approximately 44% for Levelland Hockley and 26% for One Earth.

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REX Reports Q3 Results, 12/8/10	page 4

Supplemental Data Related to REX’s Alternative Energy Interests

REX American Resources Corporation Ethanol Ownership Interests as of 10/31/10

Entity	Nameplate Production Capacity (annual gal.)	REX’s Capital Investment (millions)	REX’s Ownership Interest	Debt Investment (millions)	REX Effective Nameplate Capacity Owned (gallons)

One Earth Energy, LLC Gibson City, IL	100M	$50.8	74%	—	74.0M
Levelland Hockley County Ethanol, LLC Hockley County, Texas (1)	40M	$16.5	56%	$8.8	22.4M
NuGen Energy, LLC Marion, SD (2)	100M	$9.2	48%	—	48.0M
Patriot Renewable Fuels, LLC Annawan, IL	100M	$16.0	23%	—	23.0M
Big River Resources, LLC W. Burlington, IA (3)	92M		10%	—	9.2M
Big River Resources, LLC Galva, IL (3)	100M	$20.0	10%	—	10.0M
Big River United Energy, LLC Dyersville, IA (3)	100M		5%	—	5.0M
Total	632M	$112.5	n/a	$8.8	191.6M

(1)	REX currently has a funding commitment of $0.3 million for Levelland Hockley as part of a $4 million line of credit.

(2)	REX acquired its interest in NuGen effective 7/1/10 and has committed to fund up to an additional $6.5 million based upon the future profitability of NuGen.

(3)	REX has a 10% ownership interest in Big River Resources, LLC which owns 100% of the West Burlington and Galva plants and acquired a 50.5% interest in the Dyersville plant in August 2009.

The following table summarizes select data related to the Company’s alternative energy interests:

($ in millions)	Three Months Ended October 31,				Nine Months Ended October 31,
	2010		2009		2010		2009

Sales of Products:
Alternative Energy Segment
Ethanol	$58.4	83%	$51.3	84%	$171.7	83%	$75.1	81%
Dried distiller grains	9.6	14%	7.7	12%	28.1	14%	10.9	12%
Wet distiller grains	1.9	3%	2.3	4%	5.6	3%	5.9	6%
Other	0.1	—%	0.1	—%	0.4	—%	0.4	1%

TOTAL ALTERNATIVE ENERGY SALES	$70.0	100%	$61.4	100%	$205.8	100%	$92.3	100%

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REX Reports Q3 Results, 12/8/10	page 5

The following table summarizes selected operating data from Levelland Hockley and One Earth, the Company’s consolidated ethanol production facilities:

	Three Months Ended October 31,		Nine Months Ended October 31,
	2010	2009	2010	2009

Average selling price per gallon of ethanol	$1.71	$1.59	$1.67	$1.59
Average selling price per ton of dried distiller grains	$118.88	$100.94	$117.30	$113.39
Average selling price per ton of wet distiller grains	$36.53	$43.67	$33.63	$48.04
Average cost per bushel of grain	$3.81	$3.63	$3.70	$3.61
Average cost of natural gas (per mmbtu)	$4.81	$3.63	$5.00	$4.17

Segment Balance Sheet Data

	October 31, 2010	January 31, 2010

Assets:
Alternative energy	$314,730	$302,228
Real estate	25,220	31,796
Corporate	95,067	117,481

Total assets	$435,017	$451,505

About REX American Resources Corporation

REX American Resources has interests in seven ethanol production facilities representing ownership of approximately 191 million gallons per year of annual nameplate capacity. The total annual nameplate capacity of ethanol production facilities in which REX has ownership interests is approximately 632 million gallons per year. Further information about REX is available at www.rexamerican.com

This news announcement contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements can be identified by use of forward-looking terminology such as “may,” “expect,” “believe,” “estimate,” “anticipate” or “continue” or the negative thereof or other variations thereon or comparable terminology. Readers are cautioned that there are risks and uncertainties that could cause actual events or results to differ materially from those referred to in such forward-looking statements. These risks and uncertainties include the risk factors set forth from time to time in the Company’s filings with the Securities and Exchange Commission and include among other things: the impact of legislative changes, the price volatility and availability of corn, sorghum, dried distiller grains, ethanol, gasoline and natural gas, ethanol plants operating efficiently and according to forecasts and projections, changes in the national or regional economies, weather, the effects of terrorism or acts of war, changes in real estate market conditions and the impact of Internal Revenue Service audits. The Company does not intend to update publicly any forward-looking statements except as required by law.

For further information contact:
Douglas Bruggeman	Joseph Jaffoni/David Collins
Chief Financial Officer	Jaffoni & Collins
937/276-3931	212/835-8500
rex@jcir.com

-tables follow-

REX Reports Q3 Results, 12/8/10	page 6

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Statements of Operations
(in thousands, except per share amounts)
Unaudited

	Three Months Ended October 31,		Nine Months Ended October 31,

	2010	2009	2010	2009

Net sales and revenue	$70,343	$61,679	$206,738	$93,061
Cost of sales	63,538	55,880	186,516	86,179

Gross profit	6,805	5,799	20,222	6,882
Selling, general and administrative expenses	(1,929)	(1,540)	(5,923)	(3,701)
Interest income	121	92	408	356
Interest expense	(1,375)	(1,642)	(4,135)	(3,116)
Loss on early termination of debt	—	—	(48)	(113)
Equity in income of unconsolidated ethanol affiliates	3,694	1,221	7,625	1,144
Other income	116	766	117	766
Losses on derivative financial instruments, net	(495)	(899)	(2,538)	(1,561)

Income from continuing operations before provision for income taxes and discontinued operations	6,937	3,797	15,728	657
Provision for income taxes	(2,538)	(1,140)	(5,730)	(348)

Income from continuing operations including noncontrolling interests	4,399	2,657	9,998	309
Income from discontinued operations, net of tax	546	628	1,593	1,144
Gain on disposal of discontinued operations, net of tax	156	—	209	123

Net income including noncontrolling interests	5,101	3,285	11,800	1,576
Net income attributable to noncontrolling interests	(851)	(1,012)	(2,128)	(195)

Net income attributable to REX common shareholders	$4,250	$2,273	$9,672	$1,381

Weighted average shares outstanding – basic	9,541	9,161	9,723	9,229

Basic income per share from continuing operations attributable to REX common shareholders	$0.37	$0.18	$0.81	$0.01
Basic income per share from discontinued operations attributable to REX common shareholders	0.06	0.07	0.16	0.13
Basic income per share on disposal of discontinued operations attributable to REX common shareholders	0.02	—	0.02	0.01

Basic net income per share attributable to REX common shareholders	$0.45	$0.25	$0.99	$0.15

Weighted average shares outstanding – diluted	9,682	9,464	9,900	9,478

Diluted income per share from continuing operations attributable to REX common shareholders	$0.36	$0.17	$0.80	$0.01
Diluted income per share from discontinued operations attributable to REX common shareholders	0.06	0.07	0.16	0.13
Diluted income per share on disposal of discontinued operations attributable to REX common shareholders	0.02	—	0.02	0.01

Diluted net income per share attributable to REX common shareholders	$0.44	$0.24	$0.98	$0.15

Amounts attributable to REX common shareholders:
Income from continuing operations, net of tax	$3,548	$1,645	$7,870	$114
Income from discontinued operations, net of tax	702	628	1,802	1,267

Net income	$4,250	$2,273	$9,672	$1,381

Certain amounts differ from those previously reported as a result of retail operations and certain sold real estate assets being reclassified as discontinued operations.

- balance sheet follows -

REX Reports Q3 Results, 12/8/10	page 7

REX AMERICAN RESOURCES CORPORATION AND SUBSIDIARIES
Consolidated Condensed Balance Sheets
(in thousands) Unaudited

	October 31, 2010	January 31, 2010

Assets
Current assets:
Cash and cash equivalents	$87,563	$100,398
Accounts receivable, net	12,242	9,123
Inventory, net	10,546	8,698
Refundable income taxes	7,442	12,813
Prepaid expenses and other	3,846	2,691
Deferred taxes, net	5,000	6,375

Total current assets	126,639	140,098
Property and equipment, net	231,101	246,874
Other assets	7,035	8,880
Deferred taxes, net	4,282	8,468
Equity method investments	64,360	44,071
Investments in debt instruments	—	1,014
Restricted investments and deposits	1,600	2,100

Total assets	$435,017	$451,505

Liabilities and equity:
Current liabilities:
Current portion of long-term debt and capital lease obligations, alternative energy	$13,160	$12,935
Current portion of long-term debt, other	336	371
Accounts payable, trade	7,060	6,976
Deferred income	4,804	7,818
Accrued restructuring charges	444	511
Accrued real estate taxes	1,526	2,968
Derivative financial instruments	2,101	1,829
Other current liabilities	6,360	5,442

Total current liabilities	35,791	38,850

Long-term liabilities:
Long-term debt and capital lease obligations, alternative energy	103,167	124,093
Long-term debt, other	2,011	2,596
Deferred income	3,125	6,396
Derivative financial instruments	4,482	4,055
Other	4,822	419

Total long-term liabilities	117,607	137,559

Equity:
REX shareholders’ equity:
Common stock	299	299
Paid-in capital	142,270	141,698
Retained earnings	300,656	290,984
Treasury stock	(192,207)	(186,407)
Accumulated other comprehensive income, net of tax	—	49

Total REX shareholders’ equity	251,018	246,623
Noncontrolling interests	30,601	28,473

Total equity	281,619	275,096

Total liabilities and equity	$435,017	$451,505

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